UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

MARTIN CURRIE BUSINESS TRUST

SCHEDULE 14A INFORMATION

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MARTIN CURRIE BUSINESS TRUST

MCBT Global Emerging Markets Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting (the “Meeting”) of the shareholders of the MCBT Global Emerging Markets Fund series (the “Fund”) of the Martin Currie Business Trust (the “Trust”) will be held at 4:00 p.m. (GMT) on Wednesday, January 12, 2010, at the offices of Martin Currie, Inc. (the “Adviser”), Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES for the following purposes:

1.                                       To approve, with respect to the Fund, an amended and restated investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser.

2.                                       To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Shareholders of record as of 4:00 p.m. Eastern Time on November 30, 2010, are entitled to notice of and to vote at the Meeting and any adjourned session thereof.

By order of the Trustees of the Trust,

Grant Spence, Clerk

December , 2010

NOTICE:  YOUR VOTE IS IMPORTANT. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING.  YOU MAY ALSO VOTE IN PERSON IF YOU ATTEND THE MEETING.

MARTIN CURRIE BUSINESS TRUST

MCBT Global Emerging Markets Fund

Saltire Court

20 Castle Terrace

Edinburgh, Scotland EH1 2ES

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of voting instructions by the Board of Trustees (the “Trustees”) of the Martin Currie Business Trust (the “Trust”) for use at the special meeting (the “Meeting”) of shareholders of the MCBT Global Emerging Markets Fund series (the “Fund”).  The Meeting will be held at 4:00 p.m. (GMT) on Wednesday, January 12, 2010, at the offices of Martin Currie, Inc. (the “Adviser”), Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.  This Proxy Statement and its enclosures are being mailed to shareholders of the Fund beginning on or about [December     , 2010].  Shareholders of record at the close of business on November 30, 2010 (the “Record Date”) are entitled to vote on the proposal, as set forth below.

THE PROPOSAL

As described below, this Proxy Statement relates to the proposal to approve an increase in the investment advisory fee paid by the Fund, from 0.80% of average net assets to 1.00%, as reflected in an amended and restated advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Proposal”).

I.  INTRODUCTION

The Trust, an open-end management investment company, is a Massachusetts business trust that was formed in 1994.  The address of the principal executive offices of the Trust is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland 3E1 2ES.  State Street Bank and Trust Company (the “Administrator”), One Lincoln Street, Boston, Massachusetts 02111, serves as the Trust’s administrator.  The Trust consists of five series, of which the Fund is one.  The Adviser currently serves as investment adviser to the Fund pursuant to an investment advisory agreement, dated July 6, 1994, between the Trust, on behalf of the Fund, and the Adviser (the “Existing Advisory Agreement”).

At a meeting of the Trustees on November, 2, 2010, the Adviser proposed that the Trust amend the Existing Advisory Agreement to increase the advisory fee.  In response to this proposal, the Trustees approved a form of amended and restated investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Amended Advisory Agreement”) and the calling of a shareholder meeting for the purpose of asking shareholders to act on the Proposal.  If approved by shareholders, the Amended Advisory Agreement will go into effect on [January [      ], 2011].

The Proposal may affect the profitability of the Adviser.  Accordingly, the Adviser may benefit if the Proposal is approved.   Certain officers, and one Trustee of the Trust are owners of shares of the Adviser or its affiliates, and consequently, if the Fund’s shareholders approve the Amended Advisory Agreement, may indirectly benefit from such change.

The Trustees recommend that shareholders of the Fund approve the Amended Advisory Agreement for reasons described in more detail below under “Basis for the Trustees’ Recommendation”.

Description of the Existing Advisory Agreement

The Existing Advisory Agreement was last submitted to a shareholder vote for initial approval on July 6, 1994.  Under the terms of the Existing Advisory Agreement, the Adviser furnishes continuously an investment program for the Fund, and the Adviser is entitled to receive a quarterly investment advisory fee at an annual rate of up to 0.80% of the average net assets of the Fund.  In performing its duties under the Advisory Agreement, the Adviser is subject to the supervision of the Trustees and to the policies determined by the Trustees, as well as to the provisions of the Trust’s Declaration of Trust, its By-Laws and the investment objectives, policies and restrictions of each Fund stated in the Trust’s Private Placement Memorandum and Statement of Additional Information.  The Trustees have approved the renewal of the Existing Advisory Agreement since the beginning of the Fund’s last fiscal year.

The Advisory Agreement provides that it may be terminated by the Trust upon 60 days’ written notice.  In accordance with the Investment Company Act of 1940, as amended (the “1940 Act”), the Advisory Agreement provides for automatic termination in the event of its assignment.  In addition, the Trust may terminate the Advisory Agreement upon 60 days’ written notice to the Trust.

The Advisory Agreement provides that the Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Approval of the Amended Advisory Agreement

The Amended Advisory Agreement is substantially identical to the Existing Advisory Agreement except that under the Amended Advisory Agreement, the management fee payable by the Fund to the Adviser is calculated annually at a rate of 1.00% of average net assets, instead of 0.80% under the Existing Advisory Agreement.

The Amended Advisory Agreement appears in Appendix B.  The next several paragraphs briefly summarize some important provisions of the Amended Advisory Agreement, but for a complete understanding you should read Appendix B.  The Board of Trustees proposes that shareholders of the Fund approve the Amended Advisory Agreement, and the proposed fee increase. If the Amended Advisory Agreement goes into effect, the Manager’s annual gross profit margin with respect to the Fund would be higher, by an amount equal to 0.20% of the Fund’s average daily net assets, than it would have been under identical asset levels pursuant to the Existing Advisory Agreement.

Comparison of the Existing Advisory Agreement and Amended Advisory Agreement

As stated above, other than with respect to the new advisory fee schedule, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.

The table below compares the annual operating expenses under the current advisory fee schedule for the year ended April 30, 2010 to the estimated annual operating expenses under the proposed advisory fee schedule assuming the new fee schedule had been in effect for the year ended April 30, 2010.

Annual Fund Operating Expenses

(expenses that are deducted from the Fund assets)

	Existing Advisory Agreement	Amended Advisory Agreement
Management Fees (1)	0.80%	1.00%
Other Expenses	0.43%	0.43%
Total Annual Fund Operating Expenses	1.23%	1.43%

(1) The Fund has adopted a plan under Rule 12b-1 that permits the Adviser to spend an amount of the management fees it collects from the Fund (up to 0.25% of average monthly net assets per annum) on distribution and shareholder servicing activities.  These amounts, if any, are included in, and are not in addition to, the management fees shown in the table.

The following tables are intended to help you compare the cost of investing in the Fund under the proposed advisory fee schedule versus the current advisory fee schedule.  The tables assume that you invest $1,000,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The tables also assume that your investment has a 5% return each year, that you reinvest all of your dividends and that the Fund’s operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Examples of Fund Expenses

Existing Advisory Agreement

One Year	Three Years	Five Years	Ten Years
$12,532	$39,031	$67,565	$148,864

Amended Advisory Agreement

One Year	Three Years	Five Years	Ten Years
$15,665	$48,788	$84,456	$186,080

The aggregate amount of the Adviser’s fee during the last fiscal year ending April 30, 2010 was $1,641,825.  That fee would have been $2,052,281 had the Amended Advisory Agreement been in effect during that period. The difference between these amounts is $410,456 (or 0.20% of the Fund’s average daily net assets).

Basis for the Trustees’ Recommendation

In considering the proposed increase in fees, the Trustees took into account a review recently undertaken by the Adviser of the pricing applied to the management of emerging market portfolios.  The Adviser had observed a lack of capacity available in the marketplace and a growing demand to access skilled emerging market management. The result is that fees for emerging market equity investment have risen in line with demand for comprehensive portfolio management expertise, and analyst coverage, applied to identify alpha opportunities.  The Adviser has recently extended the number of emerging market investment specialists through six additional hires to the team in order to better deliver investment expertise in emerging markets via the employment of a successful team who have worked closely for several years and who are highly regarded internationally.

The Trustees considered the nature, quality and extent of the advisory services to be provided by the Adviser under the Amended Advisory Agreement and reviewed the quality of the advisory services provided by the Adviser to the Fund since its inception.  They considered the investment style and investment decision-making process employed by the Adviser, the Adviser’s research and analysis capabilities, the nature of the Adviser’s experience and resources, the experience of relevant personnel of the Adviser and the Adviser’s representations regarding staffing and the retention of personnel with relevant portfolio management experience, and the Adviser’s resources, practices and procedures designed to address regulatory compliance matters, including the Adviser’s brokerage allocation and best execution practices.  After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the Amended Advisory Agreement, that the overall nature, extent and quality of the services provided by the Adviser under the Amended Advisory Agreement was reasonable.

The Trustees also considered the contractual advisory fee rate to be paid by the Fund to the Adviser under the Amended Advisory Agreement.  The Trustees compared the fee rate of the Fund to the information prepared by Lipper concerning management fee rates paid by other funds in the same Lipper category.  The Trustees also considered that the Fund’s shareholder base was predominantly of an institutional nature, and that the Fund’s shareholders generally invested in the Fund as part of broader investment programs that included investments in other types of products managed by the Adviser or its affiliates.  In evaluating the Fund’s advisory fee arrangements, the Trustees also took into account the sophistication of the investment techniques used to manage the Fund, and reviewed information provided by the Adviser regarding fees paid to the Adviser by its other clients with similar investment objectives.  The Trustees then concluded that overall expenses of the Fund appeared reasonable and that they believed that the management fees were reasonable compared to those charged to comparable funds selected by Lipper, and compared to those paid by the Adviser’s other clients with similar investment objectives.  In evaluating the Fees and expenses of the Fund, the Trustees took into account that the shareholders of the Fund would have an opportunity to vote on the proposed advisory fee increase.  The Trustees then concluded that the advisory fees charged to the Fund represented reasonable compensation in light of the nature and quality of the services provided by the Adviser to the Fund.

The Trustees considered that, other than the fee schedule changes, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.  The Trustees considered the advisory fee proposed to be paid by the Fund to the Adviser and its expected effect on the total expenses of the Fund.  The Trustees reviewed presentations by Fund officers and considered comparative information on fees paid and expenses incurred by similar funds.

The Trustees considered the extent to which economies of scale may be realized if the Fund grows and whether Amended Advisory Agreement’s fee schedule reflects these possible economies of scale for the benefit of shareholders in the Fund.  The Trustees concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Portfolio.

The Trustees also considered numerous additional factors that they felt were relevant, including information about the Adviser’s organizational structure and financial condition.

Based on their evaluation of the factors described above, taking into account the shareholders’ opportunity to vote on the Amended Advisory Agreement before it goes into effect, and assisted by Fund counsel, the Trustees concluded that the Proposal was in the Fund’s best interest and approved the Amended Advisory Agreement.

Shareholder Voting Regarding the Amended Advisory Agreement

The vote required to approve the Amended Advisory Agreement is the lesser of (i) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of such portfolio outstanding as of the Record Date are present or represented by proxy at the Meeting, or (ii) more than 50% of the shares of the Fund outstanding on the Record Date.  If the required vote is not obtained for the Fund, the Trustees will consider what other actions to take in the best interests of the Fund.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FOR THE AMENDED ADVISORY AGREEMENT.

INFORMATION ABOUT THE ADVISER

The Adviser is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).  The principal place of business of the Adviser is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.  The Adviser is a wholly-owned subsidiary of Martin Currie Limited, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.  Martin Currie (Holdings) Limited 20 Castle Terrace, Edinburgh, Scotland EH1 2ES is the parent company of the Martin Currie group of companies.

The Adviser acts as investment adviser to the funds listed in the table below that have similar investment objectives to that of the Fund.

Fund	Est. Net Assets as of October 31, 2010	Annual Fee Rate as a Percentage of Average Annual Assets
MCBT Opportunistic EAFE Fund	$58,979,243.26	0.70%

Effective February 19, 2007, the Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of the MCBT Opportunistic EAFE Fund, through August 31, 2011, to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund’s average daily net assets of 1.25%.

The Adviser acts as investment sub-adviser to the funds listed in the table below that have similar investment objectives to that of the Fund.

Fund	Est. Net Assets as of October 31, 2010	Annual Fee Rate as a Percentage of Average Annual Assets
Nomura Global Emerging Markets Fund	$9,593,030	0.60% on first $1 billion
		0.55% on next $1 billion
		0.50% on assets over $2 billion

The principal executive officers and directors of the Adviser and their principal occupations are set forth below.  The address of each such person is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland 3E1 2ES.

Name	Position

James M.A. Fairweather	Director and Vice President

Timothy J.D. Hall	Director and Vice President

William G. Watt	Director and Vice President

Allan D. Macleod	Director and Vice President

Ralph M. Campbell	Chief Financial Officer and Chief Operations Officer

James M. Sandison	Director and Vice President

Andrew Sowerby	Director and Vice President

Jacqueline A. Hughes	Chief Compliance Officer

Christopher A. Butler	Portfolio Manager

Keith C. Donaldson	Portfolio Manager

Richard G. Evans	Portfolio Manager

Pete D. Goodwin	Portfolio Manager

Shifeng Ke	Portfolio Manager

Jason J. McCay	Portfolio Manager

John G.L. Millar	Portfolio Manager

Christopher B. Ruffle	Portfolio Manager

David P. Sheasby	Portfolio Manager

James Chong	Portfolio Manager

Eric Woehrling	Portfolio Manager

William W. Brydon	Head of HR

Douglas Aitken	Chief Legal Officer

Kenneth G.A. Hughes	Portfolio Manager

Paul Sloane	Portfolio Manager

John P. Temperley	Portfolio Manager

Thomas M. Walker	Portfolio Manager

Neil C. Robson	Portfolio Manager

Christine Montgomery	Director and Vice President

Jamie Mariani	Portfolio Manager

Bruce MacDonald	Portfolio Manager

Kimon P. Catechis	Portfolio Manager

John P. Pickard	Director and Vice President

Alastair Reynolds	Portfolio Manager

Ralph Campbell, a Vice President and Treasurer with the Trust, is an employee of the Adviser.  Ralph Campbell has an interest in the approval of the Proposal by virtue of his employment with the Adviser.

Information about the Trust

Copies of the most recent annual report and the most recent semiannual report succeeding the most recent annual report of the Trust, if any, may be obtained without charge, upon request, by calling collect 1-212-258-1900 (Attention: Jamie Sandison / David Rochman) or by writing to Client Services, Martin Currie Business Trust, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Information about Voting Instructions and the Conduct of the Meeting

Solicitation of Voting Instructions.  Voting instructions will be solicited primarily by mailing this Proxy Statement and its enclosures, but voting instructions may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Trust or by its agents.  The Adviser has agreed to bear all of the costs of the Meeting, including the costs of printing and mailing this proxy statement and soliciting voting instructions.

Voting Process.  Record owners of the shares of the Fund as of the Record Date will be entitled to vote and may cast one vote for each share held.  A majority of the shares of the Fund outstanding as of the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of the Fund at the Meeting.

In determining whether a quorum is present, the tellers (persons appointed by the Trust to receive, count and report all ballots cast at the Meeting) will count shares represented by proxies that reflect abstentions as shares that are present and entitled to vote.  Since these shares will be counted as present, but not as voting in favor of the Proposal, these shares will have the same effect as if they cast votes against the Proposal.

If an enclosed voting instruction form is completed, executed and returned, it may nevertheless be revoked at any time before the Meeting by a written revocation or later voting instruction form.

For instructions on how to attend the meeting and vote in person, please call collect 1-212-258-1900 (Attention: Jamie Sandison / David Rochman).

Adjournments; Other Business.  An adjournment of the Meeting requires the vote of a majority of the total number of shares of the Fund that are present in person or by proxy and entitled to vote.  The Meeting has been called to transact any business that properly comes before it.  The only business that management of the Trust intends to present or knows that others will present is the Proposal.  If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Trust has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings.  Under the Bylaws, the Trust is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the 1940 Act.  Shareholder proposals to be presented at any future meeting of shareholders of the Fund or the Trust must be received by the Trust in writing a reasonable amount of time before the Trust solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting.

Ownership of Shares

As of the Record Date, [                ] shares of the Fund were outstanding and entitled to vote.

The following persons are known to have over 5% beneficial ownership of the Fund as of October 31, 2010.

Name	Address	Amount and Nature of beneficial ownership	Percent of Class
State Universities Retirement System of Illinois	1901 Fox Drive P.O. Box 2710 Champaign, IL 61825-2710	14,564,919.27	56.56%
New York City Police Pension Fund	1 Centre Street New York, NY 10007	3,282,086.27	12.75%
City of Memphis Investment Management	125 North Main Street, Room 368 Memphis, TN 38103	3,162,119.77	12.28%
International-American Development Bank	1300 New York Avenue, N.W. Stop Washington, D.C. 20577	2,792,958.35	10.85%

Appendix A

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

FOR MCBT GLOBAL EMERGING MARKETS FUND

AGREEMENT made this [    ] day of [                    ], [          ], by and between Martin Currie Business Trust, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), on behalf of its MCBT Global Emerging Markets Fund series (the “Fund”), and Martin Currie, Inc., a New York corporation (the “Adviser”),

W I T N E S S E T H

WHEREAS, the Trust is engaged in business as an open-end series management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services and certain other services to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1.  Appointment of Adviser.  The Trust hereby appoints the Adviser to act as investment adviser of the Fund for the period and on the terms herein set forth.  The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.  Duties of Adviser.  (a)  The Adviser, at its expense, will furnish continuously an investment program for the Fund, will determine, subject to the overall supervision of the Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested, and shall, on behalf of the Fund, make changes in the investments of the Fund.  Subject always to the supervision of the Trustees of the Trust, the Adviser will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto, subject always to the provisions of the Trust’s Declaration of

Trust and Bylaws and of the 1940 Act.  The Adviser, and any affiliate thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered to the Fund hereunder are not impaired.

(b)  The Adviser shall provide, without cost to the Fund all necessary office space and the services of executive personnel for administering the affairs of the Fund.

(c)  The Adviser, at its own expense, shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with issuers, brokers or dealers selected by the Adviser.  In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek, on behalf of the Fund, the best overall terms available.  In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the financial condition and execution capabilities of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).  In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Fund or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion.  The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion.

3.  Compensation of Adviser.  (a)  As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee at the annual rate of 1.00% of the Fund’s average net asset value.  Such fee shall be accrued and payable quarterly.  For purposes of calculating such fee, such net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Fund’s current Offering Memorandum and Statement of Additional Information.

(b)  For any period less than a full month during which this Agreement is in effect the compensation payable to the Adviser hereunder shall be prorated according to the proportion which such period bears to a full month.

(c)  The Adviser agrees that if total expenses of the Fund for any fiscal year exceed the permissible limits applicable to the Fund in any state in which the Fund’s shares are then qualified for sale, the compensation due the Adviser for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof at the time such compensation is payable after the end of each calendar month during such fiscal year of the Fund subject to readjustment during the Fund’s fiscal year.

4.  Limitation of Liability of Adviser.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale, or retention of any security on the recommendation of the Adviser; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Fund by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

5.  Term and Termination.  (a)  This Agreement shall become effective on the date first written above.  Unless terminated as herein provided, this Agreement shall remain in full force and effect as to the Fund for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each continuance is approved (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)  This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Adviser, on sixty days’ written notice to the other party.

(c)  This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

6.  Use of Name.  The Adviser owns the name “Martin Currie” and the initials “MCBT,” which may be used by the Trust only with the consent of the Adviser.  The Adviser consents to the use by the Trust of the name “Martin

Currie Business Trust” and “MCBT Global Emerging Markets Fund” or any other name embodying the name “Martin Currie” or the initials “MCBT,” into such forms as the Adviser shall in writing approve, but only on condition and so long as (i) this Contract shall remain in full force and (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Contract expressed herein to be performed, fulfilled or complied with by it.  No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as provided in this section.  The foregoing authorization by the Adviser to the Trust to use said name and initials as part of a business or name is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Adviser and the Trust, the Adviser has the exclusive right so to authorize others to use the same; the Trust acknowledges and agrees that as between the Adviser and the Trust, the Adviser has the exclusive right so to use, or authorize others to use, said name and initials and the Trust agrees to take such action as may reasonably be requested by the Adviser to give full effect to the provisions of this section (including, without limiting the generality of the foregoing, the Trust agrees that, upon any termination of this Contract by either party or upon the violation of any of its provisions by the Trust, the Trust will, at the request of the Adviser made within six months after the Adviser has knowledge of such termination or violation, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to the name “Martin Currie” or initials “MCBT” and will not thereafter transact any business in a name containing the name “Martin Currie” or initials “MCBT” in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the name “Martin Currie” or initials “MCBT” or any other reference to the Adviser. Such covenants on the part of the Trust shall be binding upon it, its trustees, officers, stockholders, creditors and all other persons claiming under or through it.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above

MARTIN CURRIE BUSINESS TRUST

By

MARTIN CURRIE, INC.

By

NOTICE

A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed with respect to the Trust’s MCBT Global Emerging Markets Fund series on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of this instrument are not binding upon the Trustees, officers or holders of shares individually but are binding only upon the assets and property of the MCBT Global Emerging Markets Fund series.

Proposed Advisory Fees

Advisory Fee
Fund	(% of Average Net Assets)

MCBT Global Emerging Markets Fund	1.00%

PROXY

MCBT GLOBAL EMERGING MARKETS FUND

OF

MARTIN CURRIE BUSINESS TRUST

SPECIAL MEETING OF SHAREHOLDERS

January 12, 2010

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the MCBT Global Emerging Markets Fund (the “Fund”), a series of Martin Currie Business Trust (the “Trust”), hereby appoints [                    ,                      and                 ], or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the MCBT Global Emerging Markets Fund to be held at the offices of Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, at 4:00 p.m. (GMT) on Wednesday, December 12, 2010 and at any adjournments thereof, to approve, with respect to the MCBT Global Emerging Markets Fund, the amended and restated investment advisory agreement between Martin Currie Business Trust, on behalf of the MCBT Global Emerging Markets Fund series, and Martin Currie, Inc.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF A PROPERLY EXECUTED PROXY CARD IS RETURNED BUT NO CHOICE IS INDICATED.  THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR PROXY AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.  Discretionary authority to vote this proxy in accordance with the recommendation of management of the Trust is hereby conferred as to all other matters as may properly come before the Meeting.

Dated:	, 20

Name of Shareholder

Name and Title of Authorized Officer

Signature of Authorized Officer